UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020 (April 29, 2020)

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane,	Miami Lakes,	FL	33016
(Address of principal executive offices)			(Zip Code)

(Registrant’s telephone number, including area code): (305) 569-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 Par Value	BKU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02                                           Results of Operations and Financial Condition.

On April 29, 2020, BankUnited, Inc. (the “Company”) reported its results for the quarter ended March 31, 2020. A copy of the Company’s press release containing this information and slides containing supplemental information related to this release are being furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01                                           Other Events.

 The following risk factor supplements the disclosure in the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. As used in the risk factor, the terms the “Company,” “we,” “us,” and “our” refer to BankUnited, Inc. and its subsidiaries unless the context otherwise requires.

The COVID-19 pandemic has caused substantial disruption to the global economy which has adversely affected, and is expected to continue to adversely affect, the Company’s business and results of operations. The future impacts of the COVID-19 pandemic on the global economy and the Company’s business, results of operations and financial condition remains uncertain.

In March 2020, the World Health Organization declared novel coronavirus disease 2019 (COVID-19) as a global pandemic. The pandemic has resulted in governmental authorities implementing numerous measures attempting to contain the spread and impact of COVID-19 such as travel bans and restrictions, quarantines, shelter in place orders, and limitations on business activities, including in major markets in which the Company and its clients are located or do business. The COVID-19 pandemic, and governmental responses to the pandemic, have severely negatively impacted the global economy, disrupted global supply chains, lowered equity market valuations, created significant volatility and disruption in financial markets, and increased unemployment levels.

This macroeconomic environment has had, and could continue to have, an adverse effect on the Company’s business and operations. Should current economic impacts persist or continue to deteriorate, this macroeconomic environment could have a continued adverse effect on our business and operations, including, but not limited to, decreased demand for the Company’s products and services, protracted periods of lower interest rates, loss of income resulting from forbearances, deferrals and fee waivers provided by the Company to its consumer and commercial borrowers, increased credit losses due to deterioration in the financial condition of our consumer and commercial borrowers, including declining asset and collateral values, which may continue to increase our provision for credit losses and net charge-offs and possible constraints on liquidity and capital, whether due to increases in risk-weighted assets related to supporting client activities or to regulatory actions. The business operations of the Company may also be disrupted if significant portions of its workforce or those of vendors or third-party service providers are unable to work effectively, including because of illness, quarantines, government actions, restrictions in connection with the pandemic, and technology limitations and/or disruptions. The Company also faces an increased risk of litigation and governmental and regulatory scrutiny as a result of the effects of the pandemic on market and economic conditions and actions taken by governmental authorities in response to those conditions.

The extent to which the COVID-19 pandemic impacts the Company’s business, results of operations, and financial condition, as well as its regulatory capital and liquidity ratios, will depend on future developments, which are highly uncertain, including the scope and duration of the pandemic and actions taken by governmental authorities and other third parties in response to the pandemic. Moreover, the effects of the COVID-19 pandemic may heighten many of the other risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K including, but not limited to, financial market conditions, economic conditions, credit risk, interest rate risk, risk of security breaches and technology changes.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated	April 29, 2020
99.2	Supplemental information relating to the press release dated	April 29, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 29, 2020	BANKUNITED, INC.

/s/ Leslie N. Lunak
		Name:	Leslie N. Lunak
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated	April 29, 2020
99.2	Supplemental information relating to the press release dated	April 29, 2020

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